Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of MPLX LP of our report dated February 10, 2017 relating to the financial statements of LOOP LLC, which appears in MPLX LP’s Current Report on Form 8-K dated September 1, 2017. We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana
October 6, 2017